THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CONCORDE CAREER COLLEGES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO THE PROVISIONS OF RULE 144 OF THE ACT.

THIS WARRANT IS SUBJECT TO THE PROVISIONS OF A DEBENTURE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 25, 1997, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED.

                          WARRANT TO ACQUIRE SHARES OF
                                COMMON STOCK OF
                         CONCORDE CAREER COLLEGES, INC.

                                                               February 25, 1997

     THIS CERTIFIES THAT STRATEGIC ASSOCIATES, L.P. ("Holder"), for value
                                                      ------
received, or its registered assigns, is entitled to purchase, on the terms and subject to the conditions hereinafter set forth, from CONCORDE CAREER COLLEGES, INC., a Delaware corporation (the "Company"), at any time after August 25, 1998
                                   -------
and on or before February 25, 2003, subject to earlier termination (the "Exercise Period"), that number of shares (the "Warrant Shares") of common
 ---------------                                --------------
stock, par value $.10 per share, of the Company (the "Common Stock"), as set
                                                      ------------
forth in Section 2.1 hereof.

                                   SECTION 1

                                 Exercise Price
                                 --------------

     The exercise price at which this Warrant may be exercised shall be $1.36 per share of Common Stock (the "Exercise Price"), subject to any adjustment
                                --------------
pursuant to Section 3.3.

                                   SECTION 2

                           Exercise of Warrant, Etc.
                           -------------------------

     2.1  Number of Shares for Which Warrant is Exercisable.  This Warrant shall
          -------------------------------------------------
be exercisable for 135,110 shares of Common Stock, subject to any adjustment pursuant to Section 3.3.

     2.2  Procedure for Exercise of Warrant.  The Warrant may be exercised in
          ---------------------------------
whole or in part during the Exercise Period by surrendering this Warrant, with the purchase form provided for herein duly executed by Holder or by Holder's duly authorized attorney-in-fact, at the principal office of the Company or at such other office or agency in the United States as the Company may designate by notice in writing to the Holder accompanied by payment in full, in cash, bank cashier's check or certified check payable to the order of the Company, of the Exercise Price payable in respect of the Warrant Shares being exercised. In addition to payments of the Exercise Price by cash or said checks, payment of the Exercise Price with respect to the Warrants being exercised may be made, at the option of the Holder, by the reduction in the principal amount of the Debenture (the "Debenture") issued to
                                                         ---------
the Holder pursuant to the Debenture Purchase Agreement, dated as of February 25, 1997, by and between the Company and the Holder (the "Debenture Purchase
                                                          ------------------
Agreement") (or forgiveness of any accrued and unpaid interest thereon, whether
---------
or not payment of such interest has been suspended pursuant to the provisions of such Debenture), even during a period in which an Event of Default (as defined in the Debenture Purchase Agreement) has occurred and is continuing under such Debenture, in an amount equal to the Exercise Price with respect to the Warrant being exercised; and in such a case, this Warrant shall be accompanied by said Debenture (with the purchase form duly executed) which shall be substituted and replaced by a new Debenture identical in form and content to the original Debenture except that principal amount shall be appropriately reduced to reflect the reduction in the principal amount applicable to the payment of the Exercise Price with respect to the Warrant being exercised. If fewer than all of the Warrant Shares are being exercised, the Company shall, upon exercise prior to the end of the Expiration Period, execute and deliver to the Holder a new certificate (dated the date hereof) evidencing the balance of the Warrant Shares that remain exercisable.

     2.3  Conversion.
          ----------

     (a) On or after August 25, 1998, in the event that the Company consummates a firm-commitment underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock for the account of the Company in which (i) the net proceeds of the public offering price equals or exceeds $20 million and (ii) the public offering price per share of Common Stock equals or exceeds $4.00, then this Warrant shall become mandatorily exercisable within six (6) months for that number of shares of Common Stock issuable upon exercise of the Warrant.

     (b) In the Event of Default (as defined in the Debenture Purchase Agreement), then this Warrant shall immediately become exercisable, at the option of the Holder, for that number of shares of Common Stock issuable upon exercise of the Warrant.

     2.4  Transfer Restriction Legend.  Each certificate for Warrant Shares
          ---------------------------
initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

     "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel satisfactory to the Company, an exemption from such registration is available."

     2.5  Acknowledgment of Continuing Obligation.  The Company will, if Holder
          ---------------------------------------
exercises this Warrant in part, upon request of the Holder, acknowledge in writing the Company's continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of the Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

     2.6  Exercise Period.  The Company and Purchaser agree to negotiate in good
          ---------------
faith to modify or extend the Exercise Period in the event that either the Company or Purchaser deems it appropriate to modify or extend such Exercise Period.

     2.7  Termination of Warrant.  During the Exercise Period, in the event that
          ----------------------
Holder fails to exercise this Warrant after the Company has provided Holder (i) twenty (20) days prior written notice of its intention to pay in full and redeem the Debenture on a particular date (the "Repayment Date"), and (ii) thirty (30)
                                         --------------
days after the Redemption Date within which to exercise this Warrant, then this Warrant shall terminate and thereafter be null and void. Notwithstanding the preceding sentence, in the event that the Company repays and redeems the Debenture in full on or before August 25, 1998, this Warrant shall remain in full force and effect until September 25, 1998, when it shall expire.


                                   SECTION 3

                           Ownership of this Warrant.
                           -------------------------

     3.1  Deemed Holder.  The Company may deem and treat the person in whose
          -------------
name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

     3.2  Exchange, Transfer and Replacement.  This Warrant is non-detachable
          ----------------------------------
from the Debenture and may not be transferred, assigned, sold, pledged or otherwise hypothecated ("Transferred") except with the Debenture, and if so
                         -----------
Transferred, then only as permitted under the terms and conditions of the Debenture and the Debenture Purchase Agreement; provided, however, that if the Company repays and redeems the Debenture in full on or before August 25, 1998, this Warrant shall remain in full force and effect until September 25, 1998. This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, or indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, provided,
                                                                  --------
however, that if the Holder of this Warrant is the original Holder, an affidavit
-------
of lost Warrant shall be sufficient for all purposes of this Section 3.2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all reasonable expenses, taxes (other than stock transfer taxes and income taxes) and other charges payable by it in connection with the preparation, execution and delivery of Warrant Shares pursuant to this Section 3.2.

     3.3  Antidilution.
          ------------

     (a) If at any time while all or any portion of this Warrant remains outstanding all or any portion of this Warrant shall be exercised subsequent to
(i) any sales of shares of Common Stock of the Company at a price per share less than the Exercise Price per share then applicable to this Warrant, or (ii) any issuance of any security convertible into shares of Common Stock of the Company with a conversion price per share less than the Exercise Price per share then applicable to this Warrant, or (iii) any issuance of any option, warrant or other right to purchase shares of Common Stock of the Company at any Exercise Price per share less than the Exercise Price per share then applicable to this Warrant (except pursuant to an employee or director stock option plan or similar compensation plan approved by the Board of Directors); then in any and every such event the Exercise Price per share for this Warrant shall be reduced and shall be equal to such lower sales, conversion or Exercise Price per share.

     (b) If all or any portion of this Warrant shall be exercised subsequent to any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation of the Company occurring after the date hereof, as a result of which such shares of any class shall be issued in respect of outstanding shares of Common Stock of the Company (or shall be issuable in respect of securities convertible into shares of Common Stock) or upon exercise of rights (other than this Warrant) to purchase shares of Common Stock or shares of such Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Holder exercising this Warrant shall receive the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately before such stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, reorganization or liquidation.

                                 SECTION 4

                       Special Agreements of the Company
                       ---------------------------------

     The Company covenants and agrees that:

     4.1 The Company will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of this Warrant or of any other rights or privileges provided for therein sufficient to enable the Company at any time to fulfill all its obligations thereunder.

     4.2 This Warrant shall be binding upon any corporation or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.


                                   SECTION 5

                                    Notices
                                    -------

     Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or sent by certified or registered mail, to the Holder or the Company at the address as set forth in
Section 10.4 of the Debenture Purchase Agreement.


                                   SECTION 6

                                 Governing Law
                                 -------------

     This Warrant shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

                                   SECTION 7

                                   Assignment
                                   ----------

     Notwithstanding any provision of this Warrant which may be construed to the contrary, this Warrant and any rights hereunder shall not be assignable by the Holder except in accordance with the provisions governing assignments hereof set forth in the Debenture Purchase Agreement, dated as of February 25, 1997, among the Company and Holder, and any attempt by Holder to assign this Warrant or any rights hereunder other than in accordance therewith shall be void and of no force and effect.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of February 25, 1997.



ATTEST:                         CONCORDE CAREER COLLEGES, INC.



______________________________  By:  _____________________________________
Lisa M. Henak, Secretary                  Jack L. Brozman, President and
                                          Chief Executive Officer

ASSIGNMENT

TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES AND IS PERMITTED TO TRANSFER THE WARRANT OF


CONCORDE CAREER COLLEGES, INC.

     FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto __________________________ the right to purchase [______%] of the number of shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant) with full power of substitution.

     The undersigned represents and warrants to the Company that this assignment has been effected in compliance with all applicable provisions of said Warrant and any applicable provisions of the Debenture Purchase Agreement referred to in such Warrant.


                                 Signature:  __________________________(SEAL)
                                 Address:    ________________________________


Dated:  ___________________199__

In the presence of



______________________________  By:  _____________________________________

NOTICE

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

WARRANT CERTIFICATE

TO BE EXECUTED BY THE REGISTERED HOLDER
IF IT DESIRES TO EXERCISE THE WARRANT OF


CONCORDE CAREER COLLEGES, INC.


     The undersigned hereby exercises the right to purchase shares of Common Stock obtainable by exercise of [_____%] of the within Warrant, according to the conditions thereof and makes payment of the Exercise Price for such shares in full by the enclosed payment and/or by reduction in the principal amount of the Debenture (as defined in the Warrant) as more specifically set forth below:



                                 Signature:  __________________________(SEAL)
                                 Address:    ________________________________